UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 22, 2013

Date of Report (Date of earliest event reported)

Annie’s, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35470	20-1266625
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

1610 Fifth Street

Berkeley, CA 94710

(Address of principal executive offices, including zip code)

(510) 558-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On January 22, 2013, Annie’s, Inc. (the “Company” or “Annie’s”) issued a press release announcing that it has initiated a voluntary recall of both certified organic and made with organic pizza products. A copy of this press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The Company initiated the voluntary recall of Annie’s Homegrown Frozen Pizza due to the possible presence of fragments of flexible metal mesh from a faulty sifter at a third-party flour mill. All Annie’s manufacturers have comprehensive metal control programs that include magnets and metal detection devices; however, these pieces of the fine wire were too small to be detected and could have found their way into the finished product. While no metal has been found in the Annie’s finished product, as a precaution, Annie’s initiated this voluntary recall. There have been no consumer complaints, illnesses or injuries reported to date. At Annie’s, the safety of the kids, moms, and families that consume the Company’s products is paramount. The Company initiated this voluntary recall to reduce the risk of any consumer incident. The Company is now sourcing flour from an alternative supplier.

While it is too early for the Company to ascertain the total cost of the recall, the Company expects to record costs associated with the recall in the third quarter ended December 31, 2012 (the third quarter of fiscal 2013), primarily as a reduction to net sales to account for customer and consumer returns and an increase in cost of sales to account for the destruction of finished goods and raw materials inventory and to a lesser extent, increased selling, general and administrative expenses. The Company will also incur some additional costs in future quarters. The Company expects to reverse the charges for such costs that are recovered from its existing recall insurance and from the third-party supplier. Any such recovery will be recorded in the period in which such recovery is determined to be probable.

The Company will host a listen-only conference call and live webcast to discuss the recall at 2:30 p.m. Pacific Time on Tuesday, January 22, 2013. The conference call can be accessed by dialing 1-877-941-1427, or 1-480-629-9664 (outside the U.S. and Canada). A live webcast will be available on the Investor Relations page of Annie’s corporate website at www.annies.com and via replay beginning approximately two hours after the completion of the call for 90 days. An audio replay of the call will also be available to all interested parties beginning at approximately 5:00 p.m. Pacific Time on Tuesday, January 22, 2013 until 11:59 p.m. Pacific Time on Tuesday, January 29, 2013, by dialing 1-800-406-7325 or 1-303-590-3030 (outside the U.S. and Canada) and entering pass code 4593315#.

Prior to recording costs associated with the recall, the Company expected to report net sales of approximately $37 million for the third quarter ended December 31, 2012, representing an approximate increase of 22% as compared to the third quarter of the prior year. In addition, retail consumption trends for the Company were in the high teens in the aggregate across its business in the third quarter ended December 31, 2012. The Company will issue a press release and hold a corresponding conference call and live webcast reporting its financial results for the third quarter ended December 31, 2012 in February 2013.

While it is too soon to predict the impact of this recall on the Company’s net sales, the Company expects that pizza sales for the fourth quarter of fiscal 2013 will be reduced. While production plans for certified organic and made with organic pizza products are still in the process of being finalized, management expects to begin shipping replacement product into distributors and retailers in February 2013 in order to replenish retail shelves and inventories.

The information contained in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. In addition, the information contained in this Item 7.01 and Exhibit 99.1 shall not be incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission or any other document except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release dated January 22, 2013

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K, including the Company’s statements regarding its expectations about the impact of the recall, ability to recover costs from insurers and the third-party supplier, future pizza production, shipping of replacement products and sales of pizza products are “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words like “predict,” “continue,” “could,” “expect,” “may,” “plan,” “potential,” “future,” “will,” “seek” and similar terms or phrases. The forward-looking statements contained in this Current Report on Form 8-K are based on management’s current expectations and are subject to uncertainty and changes in circumstances and are subject to significant risks. The Company cannot assure you that future developments affecting it will be those that the Company has anticipated. Actual results may differ materially from these expectations due to changes in global, national, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond the Company’s control. The Company believes that these factors include those disclosed in “Risk Factors” in the Company’s Form 10-K for fiscal 2012 filed with the U.S. Securities and Exchange Commission on June 8, 2012. Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made in this Current Report on Form 8-K speaks only as of the date hereof. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Annie’s, Inc.

Date: January 22, 2013	By:	/s/ Kelly J. Kennedy
Kelly J. Kennedy
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated January 22, 2013